Exhibit 99.1

AMERICAN MEDIA, INC. TO HOLD EARNINGS CONFERENCE CALL
ON FEBRUARY 25, 2015 TO DISCUSS RESULTS FOR THE THREE AND
NINE MONTH PERIODS ENDED DECEMBER 31, 2014

NEW YORK, February 23, 2015 /PRNewswire/ - American Media, Inc. (AMI) today announced that it will hold an earnings conference call on February 25, 2015 at 3:30 p.m. EST to discuss the financial results for the three and nine month periods ended December 31, 2014. AMI's Quarterly Report on Form 10-Q for the three and nine month periods ended December 31, 2014 was filed with the Securities and Exchange Commission on February 23, 2015.

Conference call details are as follows:
Date: Wednesday, February 25, 2015
Time: 3:30 p.m. EST
Call-In Number: (877) 293-9442/ (630) 343-1248
Reservation Number: 7202
A telephonic replay of the conference call has been arranged to be available from Wednesday, February 25, 2015 at 6:00 p.m. EST through 6:00 pm EST on Wednesday, March 11, 2015.  To access the replay, please call: (866) 873-8511/ (630) 343-1245 and reference reservation number: 7202.

About American Media, Inc.
American Media, Inc. (AMI) owns and operates the leading print and digital celebrity and health & fitness media brands in the United States. AMI’s titles include National Enquirer, Star, OK!, Globe, National Examiner, Soap Opera Digest, Men’s Fitness, Muscle & Fitness, Flex and Muscle & Fitness Hers. AMI also manages 14 different digital sites including RadarOnline.com, OKmagazine.com, MensFitness.com and MuscleandFitness.com. AMI’s magazines have a combined total circulation of 3.3+ million and reach more than 40 million men and women each month. AMI’s digital properties reach an average of 47+ million unique visitors and 287+ million page views monthly.

Contact:
Christopher V. Polimeni
Executive Vice President and Chief Financial Officer
American Media, Inc.
212.545.4829

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